As filed with the Securities and Exchange Commission on June 25, 2008
Registration No. 333-151897

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMITH INTERNATIONAL, INC.

Delaware	1-8514	95-3822631
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)
16740 East Hardy Road
Houston, Texas 77032
(281) 443-3370
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Corporate Secretary
Smith International, Inc.
16740 East Hardy Road
Houston, Texas 77032
(281) 443-3370
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Daniel A. Neff
David E. Shapiro
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and completion of the transactions described in the enclosed prospectus/offer to exchange.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of Securities to	Amount to Be	Offering Price	Proposed Maximum	Amount of
Be Registered	Registered(2)	Per Unit	Aggregate Offering Price(3)	Registration Fee(4)
Common stock, par value $1.00 per share (together with the associated preferred share purchase rights)(1)	N/A	N/A	$1,396,526,372	$54,883.49

(1)	Each share of Smith common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, pursuant to the Rights Agreement, dated as of June 8, 2000, as amended, between Smith International, Inc. and First Chicago Trust Company of New York, as rights agent.

(2)	In accordance with Rule 457(o), the number of shares has not been included.

(3)	Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of calculating the registration fee, the market value of the securities to be received was calculated as the product of (i) 32,383,154 shares of W-H common stock (the sum of (x) 30,711,232 shares of W-H common stock outstanding, (y) 1,411,838 shares of W-H common stock issuable upon the exercise of outstanding options and (z) 260,084 restricted stock awards outstanding, each as of June 23, 2008 (as set forth by W-H in its Solicitation/Recommendation Statement on Schedule 14D-9, filed June 24, 2008) and (ii) the average of the high and low sales prices of W-H common stock as reported on the New York Stock Exchange on June 17, 2008 ($93.65), minus $1,636,156,000, the estimated maximum aggregate amount of cash to be paid by Smith in the exchange offer and proposed merger.

(4)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00003930.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
     The correct text of the Consent of Deloitte & Touche LLP was not included in Exhibit 23.1 to this Registration Statement on Form S-4 (the “Registration Statement”). The purpose of this Amendment No. 1 to the Registration Statement is solely to file the proper text in the Consent of Deloitte & Touche LLP as Exhibit 23.1 to the Registration Statement as set forth below in the Exhibit Index. No changes are being made to the prospectus that forms Part I of this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on June 25, 2008.

SMITH INTERNATIONAL, INC.
By:	/s/ Richard E. Chandler, Jr.
	Name:	Richard E. Chandler, Jr.
	Title:	Senior Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Doug Rock	Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer	June 25, 2008
* Margaret K. Dorman	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 25, 2008
* Loren K. Carroll	Director	June 25, 2008
* Dod A. Fraser	Director	June 25, 2008
* James R. Gibbs	Director	June 25, 2008
* Robert Kelley	Director	June 25, 2008
* John Yearwood	Director	June 25, 2008

* By:	/s/ Richard E. Chandler, Jr.

Richard E. Chandler, Jr.
Attorney-in-Fact

EXHIBIT INDEX
Exhibits designated with an “*” were previously filed with the initial filing of this Registration Statement.
Exhibits designated with an “**” are filed as an exhibit to this Amendment No. 1 to this Registration Statement.
Exhibits designated with a “+” are identified as management contracts or compensatory plans or arrangements.
Exhibits previously filed as indicated are incorporated by reference.

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of June 3, 2008, by and among Smith International, Inc., Whitehall Acquisition Corp. and W-H Energy Services, Inc. (incorporated by reference to Annex A of this Registration Statement).

3.1	Restated Certificate of Incorporation of Smith dated July 26, 2005. Filed as Exhibit 3.4 to Smith’s report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference.

3.2	Restated Bylaws of Smith. Filed as Exhibit 3.1 to Smith’s report on Form 8-K dated April 29, 2008 and incorporated herein by reference.

4.1	Rights Agreement, dated as of June 8, 2000, between Smith and First Chicago Trust Company of New York, as Rights Agent. Filed as Exhibit 4.1 to Smith’s report on Form 8-A, dated June 15, 2000, and incorporated herein by reference.

4.2	Amendment to Rights Agreement dated June 8, 2000, by and among Smith and First Chicago Trust Company of New York and effective as of October 1, 2001. Filed as Exhibit 4.1 to Smith’s report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

4.3	Amendment No. 2 to Rights Agreement by and among Smith and EquiServe Trust Company, N.A. and effective as of December 31, 2002. Filed as Exhibit 4.3 to Smith’s report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

4.4	Form of Indenture between Smith and The Bank of New York, as Trustee. Filed as Exhibit 4.1 to Smith’s Registration Statement on Form S-3 dated August 22, 1997 and incorporated herein by reference.

4.5	Form of Senior Note due 2007. Filed as Exhibit 4.2 to Amendment No. 1 to Smith’s Registration Statement on Form S-3 dated September 9, 1997 and incorporated herein by reference.

4.6	Form of Senior Note due 2011. Filed as Exhibit 4.1 to Smith’s report on Form 8-K dated February 13, 2001 and incorporated herein by reference.

4.7	Form of Senior Note due 2016. Filed as Exhibit 4.1 to Smith’s report on Form 8-K dated June 12, 2006 and incorporated herein by reference.

5.1*	Form of opinion of Wachtell, Lipton, Rosen & Katz regarding legality of securities being registered.

10.1+	Smith International, Inc. Third Amended and Restated 1989 Long-Term Incentive Compensation Plan, effective January 1, 2008. Filed as Exhibit 10.1 to Smith’s report on Form 8-K dated May 19, 2008 and incorporated herein by reference.

10.2+	Smith International, Inc. Form of Nonstatutory Option Agreement as amended December 2005. Filed as Exhibit 10.3 to Smith’s report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Exhibit
Number	Description of Exhibit

10.3+	Smith International, Inc. Form of Nonstatutory Option Agreement as amended December 2006. Filed as Exhibit 10.5 to Smith’s report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.4+	Smith International, Inc. Form of Restricted Stock Unit Agreement as amended December 2005. Filed as Exhibit 10.4 to Smith’s report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

10.5+	Smith International, Inc. Form of Restricted Stock Unit Agreement as amended December 2006. Filed as Exhibit 10.7 to Smith’s report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.6+	Smith International, Inc. Form of Restricted Stock Unit Agreement as amended December 2007. Filed as Exhibit 10.6 to the Company’s report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

10.7+	Smith International, Inc. Form of Performance-Based Restricted Stock Unit Agreement as amended December 2005. Filed as Exhibit 10.5 to Smith’s report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

10.8+	Smith International, Inc. Form of Performance-Based Restricted Stock Unit Agreement as amended December 2006. Filed as Exhibit 10.9 to Smith’s report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.9+	Smith International, Inc. Form of Performance-Based Restricted Stock Unit Agreement as amended December 2007. Filed as Exhibit 10.9 to the Company’s report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

10.10+	Director Compensation Summary of Smith International, Inc. effective January 1, 2008. Filed as Exhibit 10.10 to the Company’s report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

10.11+	Smith International, Inc. Supplemental Executive Retirement Plan, as amended to date. Filed as Exhibit 10.1 to Smith’s report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

10.12+	Smith International, Inc. Amended and Restated Post-2004 Supplemental Executive Retirement Plan effective as of January 1, 2006. Filed as Exhibit 10.13 to Smith’s report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.13+	Smith International, Inc. Amended and Restated Executive Officer Annual Incentive Plan effective as of January 1, 2008, dated October 17, 2007. Filed as Exhibit 10.13 to the Company’s report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

10.14+	Employment Agreement dated December 10, 1987 between Smith and Douglas L. Rock. Filed as Exhibit 10.11 to Smith’s report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

10.15+	Employment Agreement dated December 10, 1987 between Smith and Bryan L. Dudman. Filed as Exhibit 10.13 to Smith’s report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

10.16+	Change-of-Control Employment Agreement dated January 4, 2000 between Smith and Douglas L. Rock. Filed as Exhibit 10.11 to Smith’s report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

10.17+	Change-of-Control Employment Agreement dated January 4, 2000 between Smith and Loren K. Carroll. Filed as Exhibit 10.14 to Smith’s report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit
Number	Description of Exhibit

10.18+	Change-of-Control Employment Agreement dated January 4, 2000 between Smith and Margaret K. Dorman. Filed as Exhibit 10.15 to Smith’s report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

10.29+	Change-of-Control Employment Agreement dated January 4, 2000 between Smith and John J. Kennedy. Filed as Exhibit 10.16 to Smith’s report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

10.20+	Change-of-Control Employment Agreement dated May 15, 2005 between Smith and Michael Pearce. Filed as Exhibit 10.1 to Smith’s report on Form 8-K dated May 15, 2005 and incorporated herein by reference.

10.21+	Form of Change-of-Control Employment Agreement as of April 2006. Filed as Exhibit 10.2 to Smith’s report on Form 8-K dated April 25, 2006 and incorporated herein by reference.

10.22+	Form of Employment Agreement for Advisors as of April 2006. Filed as Exhibit 10.3 to Smith’s report on Form 8-K dated April 25, 2006 and incorporated herein by reference.

10.23	Credit Agreement dated as of May 5, 2005 among Smith and M-I L.L.C., the Lenders From Time to Time Party Thereto and Comerica Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, Den Norske Bank ASA, as Documentation Agent, and Calyon New York Branch and RBS Securities Corporation, as Co-Lead Arrangers and Joint Bookrunners. Filed as Exhibit 10.1 to Smith’s report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference.

10.24+	Form of Director Indemnification Agreement as of February 28, 2007. Filed as Exhibit 10.28 to Smith’s report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.25+	Letter Agreement on Non-Competition between Smith and Loren K. Carroll dated May 9, 2008 filed herewith. Filed as Exhibit 10.1 to Smith’s report on Form 10-Q for the Quarter ended March 31, 2008 and incorporated herein by reference.

21.1	Subsidiaries of Smith. Filed as Exhibit 21.1 to Smith’s report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

23.1**	Consent of Deloitte & Touche LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Wachtell, Lipton, Rosen & Katz for form of opinion regarding legality of securities being registered (included as part of its form of opinion filed as Exhibit 5.1 and incorporated herein by reference).

99.1	Opinion of UBS (incorporated by reference to Annex C of this Registration Statement)

99.2*	Consent of UBS

99.3*	Form of Letter of Election and Transmittal.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.6*	Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9.

99.7*	Form of Summary Advertisement Published in the New York Times on June 24, 2008.